As filed with the Securities and Exchange Commission on May 3, 2022

Registration No. 333-250061

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

Registration Statement Under the Securities Act of 1933

MEMBERS Life Insurance Company

(Exact name of registrant as specified in its charter)

IOWA (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	39-1236386 (I.R.S. Employer Identification No.)

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Jennifer Kraus-Florin, Esq.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Stephen E. Roth, Esq.

Thomas E. Bisset, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

(202) 383-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

MEMBERS LIFE INSURANCE COMPANY

SUPPLEMENT DATED MAY 13, 2022 TO

CUNA Mutual Group Zone Income Annuity

PROSPECTUS DATED MAY 1, 2022

This Supplement identifies the Base Withdrawal Percentages and Annual Increase Percentages for the Guaranteed Lifetime Withdrawal Benefit (the “GLWB”) under the CUNA Mutual Group Zone Income Annuity Contract (the “Contract”) that will be in effect for Contracts issued beginning May 26, 2022. Please read this Supplement carefully and retain it with your Contract prospectus for future reference.

Beginning May 26, 2022, the Base Withdrawal Percentages and Annual Increase Percentages for the GLWB set forth in Appendix C of this Supplement will be in effect for new Contracts we issue. Appendix D of this Supplement identifies historical Base Withdrawal Percentages, Annual Increase Percentages and GLWB Rider Fees for the GLWB and the periods those Base Withdrawal Percentages, Annual Increase Percentages and GLWB Rider Fees were in effect.

Effective May 26, 2022, Appendices C and D to the Contract prospectus dated May 1, 2022, are replaced in their entirety with the tables and accompanying disclosures set forth in the Appendices to this Supplement.

If you have any questions regarding this Supplement, please contact us at 2000 Heritage Way, Waverly, IA 50677 or by calling 1-800-798-5500.

APPENDIX C: CURRENT GUARANTEED LIFETIME WITHDRAWAL BENEFIT

If we issue your Contract during the period in which the Base Withdrawal Percentages and Annual Increase Percentages that we specify are in effect, those percentages will apply to the GLWB under your Contract. To be issued, we must receive your application and initial Purchase Payment for the Contract in Good Order at least two Business Days before the Contract Issue Date (for example, to be issued on May 25, 2022, we must have received your application and initial Purchase Payment in Good Order by May 23, 2022). If we receive your application and Purchase Payment in Good Order less than two Business Days before the new Base Withdrawal Percentages and Annual Increase Percentages are effective, your Contract will receive the new percentages in effect.

We issue the Contract on the 10th and 25th of each month unless those days fall on a non-Business Day. In that case, we will issue the Contract on the next Business Day with an effective Contract Issue Date of the 10th or 25th.

We will provide notice of effectiveness of new Base Withdrawal Percentages and Annual Increase Percentages at least seven calendar days in advance. Please contact your financial professional or us at https://cmannuities.com/yourzoneincome for the most current Base Withdrawal Percentages and Annual Increase Percentages.

On the Contract Issue Date both the Base Withdrawal Percentage and Annual Increase Percentage are determined based on the election of single life or joint life option rates using the age of the younger Covered Person(s).

•	We cannot change the Base Withdrawal Percentages and Annual Increase Percentages for your Contract once they are established. If the Base Withdrawal Percentages and Annual Increase Percentages you receive are unacceptable, you can cancel your Contract during the right to examine period.
•	The GLWB cannot provide a GLWB Payment until the Contract Anniversary following the 50th birthday of the younger Covered Person or the first Contract Anniversary, whichever is later.
•	If you begin GLWB Payments before age 59½, the payments may be subject to an additional 10% federal tax penalty.

The Base Withdrawal Percentages and Annual Increase Percentages below are effective for Contracts issued beginning May 26, 2022 and shall remain in effect and will not be superseded until after updated Base Withdrawal Percentages and Annual Increase Percentages are filed with the SEC.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 44	2.25%	1.75%	0.30%	0.30%
45	2.75%	2.25%	0.30%	0.30%
46	2.95%	2.45%	0.30%	0.30%
47	3.15%	2.65%	0.30%	0.30%
48	3.35%	2.85%	0.30%	0.30%
49	3.55%	3.05%	0.30%	0.30%
50	3.75%	3.25%	0.30%	0.30%
51	3.85%	3.35%	0.30%	0.30%
52	3.95%	3.45%	0.30%	0.30%
53	4.05%	3.55%	0.30%	0.30%
54	4.15%	3.65%	0.30%	0.30%
55	4.25%	3.75%	0.30%	0.30%
56	4.45%	3.95%	0.30%	0.30%
57	4.65%	4.15%	0.30%	0.30%
58	4.85%	4.35%	0.30%	0.30%
59	5.05%	4.55%	0.30%	0.30%
60	5.25%	4.75%	0.30%	0.30%
61	5.40%	4.90%	0.30%	0.30%
62	5.55%	5.05%	0.30%	0.30%
63	5.70%	5.20%	0.30%	0.30%
64	5.85%	5.35%	0.30%	0.30%
65	6.00%	5.50%	0.30%	0.30%
66	6.05%	5.55%	0.30%	0.30%
67	6.10%	5.60%	0.30%	0.30%
68	6.15%	5.65%	0.30%	0.30%
69	6.20%	5.70%	0.30%	0.30%
70	6.25%	5.75%	0.30%	0.30%
71	6.30%	5.80%	0.30%	0.30%
72	6.35%	5.85%	0.30%	0.30%
73	6.40%	5.90%	0.30%	0.30%
74	6.45%	5.95%	0.30%	0.30%
75	6.50%	6.00%	0.30%	0.30%
76	6.60%	6.10%	0.30%	0.30%
77	6.70%	6.20%	0.30%	0.30%
78	6.80%	6.30%	0.30%	0.30%
79	6.90%	6.40%	0.30%	0.30%
80+	7.00%	6.50%	0.30%	0.30%

APPENDIX D: PREVIOUS GUARANTEED LIFETIME WITHDRAWAL BENEFITS

The following Base Withdrawal Percentages and Annual Increase Percentages are in effect for contracts issued from February 11, 2021 to May 25, 2022.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 44	2.00%	1.50%	0.30%	0.30%
45	2.50%	2.00%	0.30%	0.30%
46	2.70%	2.20%	0.30%	0.30%
47	2.90%	2.40%	0.30%	0.30%
48	3.10%	2.60%	0.30%	0.30%
49	3.30%	2.80%	0.30%	0.30%
50	3.50%	3.00%	0.30%	0.30%
51	3.60%	3.10%	0.30%	0.30%
52	3.70%	3.20%	0.30%	0.30%
53	3.80%	3.30%	0.30%	0.30%
54	3.90%	3.40%	0.30%	0.30%
55	4.00%	3.50%	0.30%	0.30%
56	4.20%	3.70%	0.30%	0.30%
57	4.40%	3.90%	0.30%	0.30%
58	4.60%	4.10%	0.30%	0.30%
59	4.80%	4.30%	0.30%	0.30%
60	5.00%	4.50%	0.30%	0.30%
61	5.10%	4.60%	0.30%	0.30%
62	5.20%	4.70%	0.30%	0.30%
63	5.30%	4.80%	0.30%	0.30%
64	5.40%	4.90%	0.30%	0.30%
65	5.50%	5.00%	0.30%	0.30%
66	5.50%	5.00%	0.30%	0.30%
67	5.50%	5.00%	0.30%	0.30%
68	5.50%	5.00%	0.30%	0.30%
69	5.50%	5.00%	0.30%	0.30%
70	5.50%	5.00%	0.30%	0.30%
71	5.60%	5.10%	0.30%	0.30%
72	5.70%	5.20%	0.30%	0.30%
73	5.80%	5.30%	0.30%	0.30%
74	5.90%	5.40%	0.30%	0.30%
75	6.00%	5.50%	0.30%	0.30%
76	6.10%	5.60%	0.30%	0.30%
77	6.20%	5.70%	0.30%	0.30%
78	6.30%	5.80%	0.30%	0.30%
79	6.40%	5.90%	0.30%	0.30%
80+	6.50%	6.00%	0.30%	0.30%

The following Base Withdrawal Percentages and Annual Increase Percentages are in effect for contracts issued from April 26, 2020 to February 10, 2021.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 44	2.00%	1.50%	0.30%	0.30%
45	2.50%	2.00%	0.30%	0.30%
46	2.70%	2.20%	0.30%	0.30%
47	2.90%	2.40%	0.30%	0.30%
48	3.10%	2.60%	0.30%	0.30%
49	3.30%	2.80%	0.30%	0.30%
50	3.50%	3.00%	0.30%	0.30%
51	3.60%	3.10%	0.30%	0.30%
52	3.70%	3.20%	0.30%	0.30%
53	3.80%	3.30%	0.30%	0.30%
54	3.90%	3.40%	0.30%	0.30%
55	4.00%	3.50%	0.30%	0.30%
56	4.10%	3.60%	0.30%	0.30%
57	4.20%	3.70%	0.30%	0.30%
58	4.30%	3.80%	0.30%	0.30%
59	4.40%	3.90%	0.30%	0.30%
60	4.50%	4.00%	0.30%	0.30%
61	4.70%	4.20%	0.30%	0.30%
62	4.90%	4.40%	0.30%	0.30%
63	5.10%	4.60%	0.30%	0.30%
64	5.30%	4.80%	0.30%	0.30%
65	5.50%	5.00%	0.30%	0.30%
66	5.60%	5.10%	0.30%	0.30%
67	5.70%	5.20%	0.30%	0.30%
68	5.80%	5.30%	0.30%	0.30%
69	5.90%	5.40%	0.30%	0.30%
70	6.00%	5.50%	0.30%	0.30%
71	6.10%	5.60%	0.30%	0.30%
72	6.20%	5.70%	0.30%	0.30%
73	6.30%	5.80%	0.30%	0.30%
74	6.40%	5.90%	0.30%	0.30%
75	6.50%	6.00%	0.30%	0.30%
76	6.60%	6.10%	0.30%	0.30%
77	6.70%	6.20%	0.30%	0.30%
78	6.80%	6.30%	0.30%	0.30%
79	6.90%	6.40%	0.30%	0.30%
80+	7.00%	6.50%	0.30%	0.30%

The following Base Withdrawal Percentages and Annual Increase Percentages are in effect for contracts issued from August 19, 2019 to April 25, 2020.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 54	2.50%	2.00%	0.30%	0.30%
55 - 59	3.50%	3.00%	0.30%	0.30%
60 - 64	4.50%	4.00%	0.30%	0.30%
65 - 69	5.50%	5.00%	0.30%	0.30%
70 - 74	6.00%	5.50%	0.30%	0.30%
75 - 79	6.50%	6.00%	0.30%	0.30%
80+	7.50%	7.00%	0.30%	0.30%

PREVIOUS GLWB RIDER FEES

The following GLWB Rider Fee is in effect for contracts issued from April 26, 2020 to February 10, 2021.

GLWB Rider Fee (assessed as a percentage of the GLWB Benefit Base) 0.75%

The following GLWB Rider Fee is in effect for contracts issued from August 19, 2019 to April 25, 2020.

GLWB Rider Fee (assessed as a percentage of the GLWB Benefit Base) 0.50%

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

This Post-Effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-1 for MEMBERS Life Insurance Company (Registration No. 333-250061) is being filed solely for the purpose of updating Base Withdrawal Percentages and Annual Increase Percentages for the Guaranteed Lifetime Withdrawal Benefit under the CUNA Mutual Group Zone Income Annuity (the “Contract”) by replacing Appendices C and D to the prospectus dated May 1, 2022 for the Contract (the “Prospectus”). Accordingly, this Amendment consists solely of the facing page, this explanatory note, a supplement containing new appendices, and Part II to the Registration Statement. The Prospectus filed on April 6, 2022, Registration No. 333-250061 to Post-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on April 6, 2022 remains unchanged and is incorporated herein by reference. The Amendment is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the securities offered by this Registration Statement, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$218,200
Printing and engraving	$75,000
Accounting fees and expenses	$118,194
Legal fees and expenses	$35,000
Miscellaneous	$12,000
TOTAL EXPENSES	$458,394

*  Estimated.

Item 14.   Indemnification of Directors and Officers.

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the MEMBERS Life Insurance Company (the “Registrant”, “we”, “our”, or “us”) or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Registrant is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
1(i)	Amended and Restated Distribution Agreement dated as of January 7, 2016 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
1(ii)	Form of Selling and Services Agreement	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed April 6, 2016 (File No. 333-207222)
1(iii)	Amended and Restated Distribution Agreement dated Exhibit A dated September 2018 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4 filed November 15, 2018 (File No. 333-226804)
3(i)	Articles of Incorporation of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
3(ii)	Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
3(iii)	Amended and Restated Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
4(i)	Form of Contact. (Form No. 2018-RILA)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(ii)	Form of Application. (Form No. 2018-RILAAPP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(iii)	Form of Data Page. (Form No. 2018-RILADP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(iv)	Form of Declared Rate Account Allocation Option Endorsement (Form No. 2018-RILA-DRAEND)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(v)	Form of Guaranteed Lifetime Withdrawal Benefit Rider (Form No. 2018-RILA-GLWBRDR)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(vi)	Form of Guaranteed Lifetime Withdrawal Benefit (GLWB) Data Page (Form No. 2018-RILA-GLWBDP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
5	Legal Opinion	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed April 6, 2022 (File No. 333-250061)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(i)(a)	Coinsurance Agreement	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed August 7, 2019 (File No. 333-228894)
10(i)(a)(1)	Amended and Restated Coinsurance and Modified Coinsurance Agreement dated January 1, 2019.	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed April 17, 2020 (File No. 333-228894)
10(i)(b)	Amended and Restated Coinsurance and Modified Coinsurance Agreement dated February 4, 2021.	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed April 6, 2022 (File No. 333-250061)
10(i)(b)(1)	Second Amendment to Amended and Restated Coinsurance and Modified Coinsurance Agreement dated November 23, 2021.	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed April 6, 2022 (File No. 333-250061)
10(ii)(a)	Cost Sharing Agreement	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed August 7, 2019 (File No. 333-228894)
10(ii)(b)	Expense Sharing Agreement dated as of December 31, 2013	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(ii)(c)	Amended and Restated Expense Sharing Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(ii)(d)	Amendment to Cost Sharing Agreement dated February 1, 2012	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iii)(a)	Investment Advisory Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iii)(b)	Amendment to Investment Advisory Agreement dated January 15, 2014	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(iii)(c)	Amended and Restated Investment Advisory Agreement dated January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(iv)(a)	Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iv)(b)	Amendment to Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(iv)(c)	CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed April 6, 2015 (File No. 333-202984)
23(i)	Consent of Legal Counsel	See Exhibit 5
23(ii)	Consent of Independent Auditor		X
24	Powers of Attorney	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed April 6, 2022 (File No. 333-250061)
107	Calculation of Filing Fee Table	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed April 6, 2022 (File No. 333-250061)

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin as of this 3 day of May, 2022.

MEMBERS Life Insurance Company

By:	/s/David L. Sweitzer
David L. Sweitzer, President

*Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated.

Name	Title	Date

*	President and Director (Principal Executive Officer)	May 3, 2022
David L. Sweitzer
*	Treasurer (Principal Financial & Accounting Officer)	May 3, 2022
Brian J. Borakove
*	Director	May 3, 2022
Michael F. Anderson
*	Director	May 3, 2022
Abigail R. Rodriguez
*	Director	May 3, 2022
William A. Karls
*	Director	May 3, 2022
Paul D. Barbato

*By:	/s/Jennifer Kraus-Florin
Jennifer Kraus-Florin

* Pursuant to Power of Attorney dated April 6, 2022, filed electronically with Post-Effective Amendment No. 1 to the Registration Statement on form S-1 (File No. 333-250061), filed with the Commission on April 6, 2022.